EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 2001 and 2000




Three months ended June 30,                                        2001                             2000
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(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ---------------------------------------------------------------------
Net income                                                 $3,800           $3,800            $2,392           $2,392
Share amounts:
   Average outstanding                                   12,031.3         12,031.3          11,978.6         11,978.6
   Common stock equivalents                                     -            206.5                 -            127.3
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   Weighted average outstanding                          12,031.3         12,237.8          11,978.6         12,105.9
----------------------------------------------------------------------------------------------------------------------
Earnings per share                                           $.32             $.31              $.20             $.20
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



Six months ended June 30,                                          2001                             2000
----------------------------------------------------------------------------------------------------------------------

(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ---------------------------------------------------------------------
Net income                                                 $3,954           $3,954            $5,824           $5,824
Share amounts:
   Average outstanding                                   12,021.8         12,021.8          11,957.4         11,957.4
   Common stock equivalents                                     -            147.5                 -            142.8
----------------------------------------------------------------------------------------------------------------------
   Weighted average outstanding                          12,021.8         12,169.3          11,957.4         12,100.2
----------------------------------------------------------------------------------------------------------------------
Earnings per share                                           $.33             $.32              $.49             $.48
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